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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent: (a) to the reference to our firm under the caption "Experts";
(b) to the incorporation by reference of our report dated January 21, 1994, with respect to the financial statements of Martin Marietta Corporation and consolidated subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission; and (c) to the inclusion of our report dated November 1, 1994, with respect to the consolidated balance sheet of Lockheed Martin Corporation as of October 31, 1994, in this Joint Proxy Statement/Prospectus of Lockheed Corporation, Martin Marietta Corporation and Lockheed Martin Corporation; all of which are referred to and made part of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Washington, D.C.
February 3, 1995